Exhibit 99.1

CONTACT:	William George	675 Bering Drive, Suite 400
	Chief Financial Officer	Houston, Texas 77057
	713-830-9600	713-830-9600
713-830-9696

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA REPORTS FIRST QUARTER 2012 RESULTS

Houston, TX — May 2, 2012 — Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of commercial, industrial and institutional heating, ventilation and air conditioning (“HVAC”) services, today announced a net loss attributable to Comfort Systems USA of $1,029,000 or $0.03 per diluted share, for the quarter ended March 31, 2012, as compared to a net loss attributable to Comfort Systems USA of $5,170,000 or $0.14 per diluted share, for the quarter ended March 31, 2011.

Brian Lane, Comfort Systems USA’s Chief Executive Officer, said, “Seasonally low activity levels and continuing weakness in nonresidential construction resulted in a small loss for the quarter.  As compared to the first quarter of last year, revenue and earnings were significantly higher.  First quarter cash flow was negative, but we expect that as in past years cash performance will improve as the year progresses.  Backlog declined somewhat but remains at strong levels in a tough market.”

The Company reported revenue of $329,410,000 in the current quarter.  On a same-store basis, the Company reported revenue of $307,328,000, as compared to $282,059,000 in 2011.  Following a very strong fourth quarter cash flow, the Company reported negative free cash flow of $21,490,000 in the current quarter, as compared to a negative $21,179,000 in 2011.  Backlog as of March 31, 2012 was $621,987,000 as compared to $633,218,000 as of December 31, 2011.  On a same-store basis, backlog was $581,808,000 as of March 31, 2012 as compared to $619,482,000 as of March 31, 2011.

Mr. Lane concluded, “Bookings and prospects are solid in light of industry conditions.  We remain confident in our ability to achieve profitability and invest in our operations despite tough conditions.  Our ongoing focus is to be positioned to rise when economic strength returns to our industry.”

As previously announced, the Company will host a webcast and conference call to discuss its financial results and position in more depth on Thursday, May 3, 2012 at 10:00 a.m. Central Time.  The call-in number for this conference call is 1-888-680-0893 and enter 93652085 as the passcode.  Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PUKCNECCA.  The Company anticipates that an accompanying slide presentation will also be available under the

Investor tab.  Pre-registrants will be issued a pin number to use when dialing in to the live call, which will provide quick access to the conference by bypassing the operator upon connection.  The call can also be accessed on the Company’s website at www.comfortsystemsusa.com under the Investor tab.  A replay of the entire call will be available until 6:00 p.m. Central Time, Thursday, May 10, 2012 by calling 1-888-286-8010 with the conference passcode of 51878407, and will also be available on our website on the next business day following the call.

Comfort Systems USA® is a premier provider of business solutions addressing workplace comfort, with 86 locations in 72 cities around the nation.  For more information, visit the Company’s website at www.comfortsystemsusa.com.

Certain statements and information in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” or other similar expressions are intended to identify forward-looking statements, which are generally not historic in nature. These forward-looking statements are based on the current expectations and beliefs of Comfort Systems USA, Inc. and its subsidiaries (collectively, the “Company”) concerning future developments and their effect on the Company. While the Company’s management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Company will be those that it anticipates. All comments concerning the Company’s expectations for future revenues and operating results are based on the Company’s forecasts for its existing operations and do not include the potential impact of any future acquisitions. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond the Company’s control) and assumptions that could cause actual future results to differ materially from the Company’s historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the use of incorrect estimates for bidding a fixed-price contract; undertaking contractual commitments that exceed the Company’s labor resources; failing to perform contractual obligations efficiently enough to maintain profitability; national or regional weakness in construction activity and economic conditions; financial difficulties affecting projects, vendors, customers, or subcontractors; the Company’s backlog failing to translate into actual revenue or profits; difficulty in obtaining or increased costs associated with bonding and insurance; impairment to goodwill; errors in the Company’s percentage-of-completion method of accounting; the result of competition in the Company’s markets; the Company’s decentralized management structure; material failure to comply with varying state and local laws, regulations or requirements; debarment from bidding on or performing government contracts; shortages of labor and specialty building materials; retention of key management; seasonal fluctuations in the demand for HVAC systems; the imposition of past and future liability from environmental, safety, and health regulations including the inherent risk associated with self-insurance; adverse litigation results; and other risks detailed in our reports filed with the Securities and Exchange Commission.

For additional information regarding known material factors that could cause the Company’s results to differ from its projected results, please see its filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

— Financial tables follow —

Comfort Systems USA, Inc.

Consolidated Statements of Operations

For the Three Months Ended March 31, 2012 and 2011

(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	(unaudited)
	2012	%	2011	%
Revenue	$329,410	100.0%	$282,059	100.0%
Cost of services	286,666	87.0%	247,850	87.9%
Gross profit	42,744	13.0%	34,209	12.1%

SG&A	46,363	14.1%	42,622	15.1%
Gain on sale of assets	(216)	(0.1)%	(85)	—
Operating loss	(3,403)	(1.0)%	(8,328)	(3.0)%

Interest expense, net	(393)	(0.1)%	(461)	(0.2)%
Changes in the fair value of contingent earn-out obligations	(30)	—	(95)	—
Other income (expense)	52	—	15	—

Loss before income taxes	(3,774)	(1.1)%	(8,869)	(3.1)%
Income tax benefit	(1,106)		(3,699)

Net loss including noncontrolling interests	(2,668)	(0.8)%	(5,170)	(1.8)%

Less: Net loss attributable to noncontrolling interests	(1,639)		—

Net loss attributable to Comfort Systems USA, Inc.	$(1,029)		$(5,170)

Loss per share attributable to Comfort Systems USA, Inc.:
Basic	$(0.03)		$(0.14)
Diluted	$(0.03)		$(0.14)
Shares used in computing loss per share:
Basic	37,056		37,537
Diluted	37,056		37,537

Note 1:  The diluted earnings per share data presented above reflects the dilutive effect, if any, of stock options and contingently issuable restricted stock which were outstanding during the periods presented.

Supplemental Non-GAAP Information — Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) — (Unaudited):

	Three Months Ended
	March 31,
	2012	%	2011	%
Net loss including noncontrolling interests	$(2,668)		$(5,170)
Income taxes	(1,106)		(3,699)
Other expense (income), net	(52)		(15)
Changes in the fair value of contingent earn-out obligations	30		95
Interest expense, net	393		461
Gain on sale of assets	(216)		(85)
Depreciation and amortization	5,137		4,819
Adjusted EBITDA	$1,518	0.5%	$(3,594)	(1.3)%

Note 1:  The Company defines adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) as net income (loss) including noncontrolling interests, excluding income taxes, other (income) expense, net, changes in the fair value of contingent earn-out obligations, interest expense, net, gain on sale of assets, and depreciation and amortization.  Other companies may define Adjusted EBITDA differently. Adjusted EBITDA is presented because it is a financial measure that is frequently requested by third parties.  However, Adjusted EBITDA is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, Adjusted EBITDA should not be considered an alternative to operating income (loss), net income (loss), or cash flows as determined under generally accepted accounting principles and as reported by the Company.

Comfort Systems USA, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2012	2011
	(unaudited)

Cash and cash equivalents	$27,873	$51,237
Accounts receivable, net	265,941	267,060
Costs and estimated earnings in excess of billings	33,572	27,163
Other current assets	46,139	41,822
Total current assets	373,525	387,282
Property and equipment, net	40,807	42,013
Goodwill	107,093	107,093
Identifiable intangible assets, net	46,284	48,349
Other noncurrent assets	8,349	6,329
Total assets	$576,058	$591,066

Current maturities of long-term debt	$300	$300
Current maturities of notes to former owners	332	332
Accounts payable	105,801	114,255
Billings in excess of costs and estimated earnings	70,109	71,730
Other current liabilities	89,699	91,354
Total current liabilities	266,241	277,971
Long-term debt, net of current maturities	2,400	2,400
Notes to former owners, net of current maturities	12,249	12,349
Other long-term liabilities	15,969	15,240
Total liabilities	296,859	307,960
Comfort Systems USA, Inc. stockholders’ equity	262,323	264,591
Noncontrolling interests	16,876	18,515
Total stockholders’ equity	279,199	283,106
Total liabilities and stockholders’ equity	$576,058	$591,066

Selected Cash Flow Data (in thousands):

	Three Months Ended
	March 31,
	(unaudited)
	2012	2011
Cash provided by (used in):
Operating activities	$(19,816)	$(19,066)
Investing activities	$(1,650)	$(1,874)
Financing activities	$(1,898)	$(1,770)

Free cash flow:
Cash from operating activities	$(19,816)	$(19,066)
Purchases of property and equipment	(2,094)	(2,360)
Proceeds from sales of property and equipment	420	247

Free cash flow	$(21,490)	$(21,179)

Note 1:  Free cash flow is defined as cash flow from operating activities less customary capital expenditures, plus the proceeds from asset sales.  Other companies may define free cash flow differently.  Free cash flow is presented because it is a financial measure that is frequently requested by third parties.  However, free cash flow is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, free cash flow should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.